UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	September 22, 2008

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

●	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
●	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
●	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
●	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 30, 2008, The Procter & Gamble Company's (the "Company") current long-term incentive program for its most senior executives expired on its own terms.  Accordingly, on September 22, 2008, the Compensation & Leadership Development Committee (the “Committee") of the Board of Directors of the Company renewed and approved the Company's Business Growth Program ("BGP") with the material modifications described below.

BGP is a three-year performance program for approximately 40 of the Company’s most senior executive officers.  Under the previous BGP for the period from July 1, 2005 to June 30, 2008, awards were based on the Company’s performance versus pre-established financial measures in two areas: (1) diluted earnings per share ("EPS") growth and (2) operating total shareholder return ("OTSR"). The previous BGP also allowed for interim payments to be made based on performance metrics between 100 and 200% of target and provided payments in the form of cash and three year restricted stock units.

The BGP recently approved by the Committee covers the period from July 1, 2008 to June 30, 2011 and sets awards based on the Company’s performance versus pre-established financial measures in four areas: (1) earnings per share growth; (2) organic sales growth; (3) before-tax operating profit growth; and (4) free cash flow efficiency.  This BGP also prohibits Interim Payments exceeding 100% of target and provides for payment in the form of cash and restricted stock units that deliver in shares at the conclusion of the three year Performance Period. The BGP pays out at target compensation levels for the three year Performance Period only if the Company achieves the Performance Goals on each of the four measures described above.

A summary of the new BGP approved by the Committee is attached as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 September 26, 2008

EXHIBIT(S)

Exhibit 99:  BGP Program Summary dated September 22, 2008.